Exhibit 10.5

SECOND AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 29th day of January, 2016, by and between Silicon Valley Bank (“Bank”) and MINDBODY, INC., a Delaware corporation (“Borrower”) whose address is 4051 Broad Street, Suite 220, San Luis Obispo, CA 93401.

RECITALS

A.     Bank and Existing Borrower have entered into that certain Loan and Security Agreement dated as of January 12, 2015, (as the same may from time to time be further amended, modified, supplemented or restated, including by that certain First Amendment to Loan and Security Agreement dated as of March 9, 2015, the “Loan Agreement”).

B.     Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.    Borrower has requested that Bank amend the Loan Agreement to (i) modify the financial covenant and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.    Amendments to Loan Agreement.

2.1    Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2 of the Loan Agreement hereby is amended and restated in its entirety and replaced with the following:

“6.2    Financial Statements, Reports, Certificates. Provide Bank with the following:

(a)a Transaction Report (and any schedules related thereto) within (i) when Credit Extensions are outstanding, twenty (20) days after the end of each month and (ii) when no Credit Extensions are outstanding, twenty (20) days after the end of each quarter;

(b)(i) when Credit Extensions are outstanding, as soon as available, but no later than within thirty (30) days after the last day of each month, a company prepared consolidated and consolidating balance sheet and income statement, covering Borrower’s and each of its Subsidiary’s operations for such month certified by a Responsible Officer and in a form acceptable to Bank (the “Monthly Financial Statements”) and (ii) when no Credit Extensions are outstanding, as soon as available, but no later than within the five (5) days of filing with the SEC, a company prepared (I) consolidated and consolidating balance sheet and income statement and (II) consolidated cash flow statement, covering Borrower’s and each of its Subsidiary’s operations for such quarter certified by a Responsible Officer and in a form acceptable to Bank (the “Quarterly Financial Statements”);

(c)(i) when Credit Extensions are outstanding, within thirty (30) days after the last day of each month and (ii) when no Credit Extensions are outstanding, within thirty (30) days after the last day of each quarter, and together with the Monthly Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such period, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank may reasonably request, including, without limitation, a statement that at the end of such period there were no held checks (other than held checks disclosed in the Compliance Certificate);

(d)(i) when Credit Extensions are outstanding, within thirty (30) days after the last day of each month and (ii) when no Credit Extensions are outstanding, within thirty (30) days after the last day of each quarter, a SaaS based metrics report including Annualized Churn Rate and MRR;

(e)within thirty (30) days following the end of each fiscal year of Borrower, annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower, as approved by Borrower’s board of directors, together with any related business forecasts used in the preparation of such annual financial projections;

(f)within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Borrower with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the Internet at Borrower’s website address; provided, however, Borrower shall promptly notify Bank in writing (which may be by electronic mail) of the posting of any such documents;

(g)within five (5) days of delivery, copies of all material statements, reports and notices made generally available to Borrower’s security holders or to holders of Subordinated Debt;

(h)prompt report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, Five Hundred Thousand Dollars ($500,000) or more; and

(i)	other financial information reasonably requested by Bank.”

2.2    Section 6.6 (Access to Collateral; Books and Records). Section 6.6 of the Loan Agreement hereby is amended and restated in its entirety and replaced with the following:

“6.6 Access to Collateral; Books and Records. Subject to the terms and conditions of this Section 6.6, at reasonable times, on three (3) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower’s Books. The foregoing inspections and audits shall be conducted at Borrower’s expense. The first such audit shall be conducted in connection with the initial Advance hereunder and such audit shall be completed (i) within ninety (90) days of the initial Advance, if on the date Borrower requests the initial Advance, Borrower’s balance of unrestricted cash at Bank, minus, the aggregate amount of all outstanding Obligations, is greater than or equal to Forty Million Dollars ($40,000,000) or (ii) prior to the initial Advance, if on the date Borrower requests the initial Advance, Borrower’s balance of unrestricted cash at Bank, minus, the aggregate amount of all outstanding Obligations, is less than Forty Million Dollars ($40,000,000). Thereafter, only when Credit Extensions are outstanding, Bank may conduct such audits once every twelve (12) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Bank shall determine is necessary. The charge therefor shall be Eight Hundred Fifty Dollars ($850) per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-

pocket expenses. In the event Borrower and Bank schedule an audit more than ten (I0) days in advance, and Borrower cancels or seeks to reschedules the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies) Borrower shall pay Bank a fee of One Thousand Dollars ($1,000) plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.”

2.3     Section 6.9 (Performance to Plan; Revenue). Section 6.9 of the Loan Agreement hereby is amended and restated in its entirety and replaced with the following:

“6.9 Financial Covenants. Maintain, measured (i) monthly on a trailing three (3) month basis when Credit Extensions are outstanding and (ii) quarterly on a trailing three (3) month basis when no Credit Extensions are outstanding, on a consolidated basis with respect to Borrower and its Subsidiaries, one of the following:

(a)Performance to Plan; Revenue. Revenue, of at least eighty- one percent (81.0%) of Borrower’s projected revenue for the applicable measuring period as set forth in Borrower’s Board of Directors-approved business plan for the 2015 fiscal year separately provided to and approved in writing by Bank as of the Effective Date. Covenant levels for subsequent measuring periods shall be set by the mutual agreement of Borrower and Bank based on Borrower’s projections delivered to Bank pursuant to Section 6.2(e); provided that, if such mutual agreement cannot be reached for years subsequent to 2015, Borrower shall maintain revenue, measured monthly on a trailing three (3) month basis, of at least the amount equal to seventeen and one half of one percent (17.5%) above Borrower’s actual revenue for the fiscal year prior to the applicable measuring period or

(b)Minimum Cash at Bank. A balance of unrestricted cash at Bank, minus, the aggregate amount of outstanding Obligations, of at least Forty Million Dollars ($40,000,000).”

2.4     Section 7.2 (Changes in Business, Management, Control, or Business Locations). Section 7.2 of the Loan Agreement hereby is amended and restated in its entirety and replaced with the following:

“7.2 Changes in Business, Management, Control, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; (c) (i) fail to provide notice to Bank of any Key Person departing from or ceasing to be employed by Borrower within five

(5) days after his/her/their departure from Borrower; or (d) permit or suffer any Change in Control.

Borrower shall not, without at least fifteen (15) days prior written notice to Bank: (I) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than One Hundred Thousand Dollars ($100,000) in Borrower’s assets or property) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of One Hundred Thousand Dollars ($100,000) to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificate, (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization. If Borrower intends to deliver any portion of the Collateral valued, individually or in the aggregate, in excess of One Hundred Thousand Dollars ($100,000) to a bailee, and Bank and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower will first receive the written consent of Bank, and such bailee shall execute and deliver a bailee agreement in form and substance satisfactory to Bank.”

2.1     Section 13 (Definitions). The following terms and their respective definitions hereby are added or amended and restated in their entirety in Section 13.1 of the Loan Agreement, as appropriate, as follows:

“Change in Control” means (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of forty percent (40%) or more of the ordinary voting power for the election of directors of Borrower (determined on a fully diluted basis) other than by the sale of Borrower’s equity securities in a public offering or to venture capital or private equity investors so long as Borrower identifies to Bank the venture capital or private equity investors at least seven (7) Business Days prior to the closing of the transaction and provides to Bank a description of the material terms of the transaction; (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or (c) at any time, Borrower shall cease to own and control, of record and beneficially, directly or indirectly, 100% of each class of outstanding capital stock of each subsidiary of Borrower free and clear of all Liens (except Liens created by this Agreement).

“Quarterly Financial Statements” is defined in Section 6.2(b).

2.2    Exhibit D to the Loan Agreement hereby is replaced with Exhibit D attached hereto.

3.	Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.	Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment and except as otherwise set forth herein, (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank upon execution thereof remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) the due execution and delivery to Bank of updated Borrowing Resolutions for Borrower and (c) Borrower’ s payment of all Bank Expenses incurred through the date hereof, which may be debited from any of Borrowers’ accounts at Bank.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK                            BORROWER

Silicon Valley Bank                        MINDBODY, INC.

By: /s/ Victor Le                        By: /s/ Brett T. White
Name: Victor Le                     Name: Brett T. White
Title: VP                         Title: CFO

[Signature Page to Second Amendment to Loan and Security Agreement]

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EXHIBIT D
COMPLIANCE CERTIFICATE

TO:        SILICON VALLEY BANK                             Date: January __, 2016
FROM:     MINDBODY, INC.

The undersigned authorized officer of MINDBODY, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(I) Borrower is in complete compliance for the period ending _____ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly/quarterly financial statements with Compliance Certificate	(i) when Credit Extensions are outstanding, monthly within 30 days (ii) when no Credit Extensions are outstanding, within 5 days after filing w SEC	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Transaction Report	(i) when Credit Extension are outstanding, monthly within 20 days and (ii) when no Credit Extensions are outstanding, quarterly within 20 days	Yes No
SaaS metrics report	(i) when Credit Extensions are outstanding, monthly within 30 days and (ii) when no Credit Extensions are outstanding, quarterly within 30 days	Yes No
Annual Projections (Board Approved)	FYE within 30 days	Yes No

The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if no registrations, state “None”)

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Financial Covenants	Required	Actual	Complies
Borrower must be in compliance with one (1) of the following financial covenants, each, measured (i) monthly on a trailing three (3) month basis when Credit Extensions are outstanding a
(ii) quarterly on a trailing three (3) month basis when no Credit Extensions are outstanding

Performance to Plan; Revenue	81% of projected revenue*	$______________	Yes No
Cash at Bank, minus, aggregate amount of outstanding Obligations	$40,000,000	$______________	Yes No
* Covenant levels for subsequent measuring periods shall be set by the mutual agreement of Borrower and Bank based on Borrower’s projections delivered to Bank pursuant to Section 6.2(e); provided that, if such mutual agreement cannot be reached for years subsequent to 2015, Borrower shall maintain revenue, measured monthly on a trailing three (3) month basis, of at least the amount equal to seventeen and one half of one percent (17.5%) above Borrower’s actual revenue for the fiscal year prior to the applicable measuring period.

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.
Yes No

The following are the exceptions with respect to the certification above: (lf no exceptions exist, state ‘‘No exceptions to note.”)

MINDBODY, INC                        BANK USE ONLY

By:    ____________________                    Received by:_____________________________
Name:__________________                            AUTHORIZED SIGNER
Title:___________________
Date:____________________________________

Verified:_________________________________
AUTHORIZED SIGNER

Date:____________________________________

Compliance Status:    Yes    No

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2

BORROWING RESOLUTIONS

CORPORATE BORROWING CERTIFICATE

BORROWER: MINDBODY, INC.                        DATE: January_, 2016
BANK:    Silicon Valley Bank

I hereby certify as follows, as of the date set forth above:

1.	I am the Secretary, Assistant Secretary or other officer of Borrower. My title is as set forth below.

2.Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.

3.Attached hereto are true, correct and complete copies of Borrower’s Articles of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth above. Such Articles of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4.The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Silicon Valley Bank (“Bank”) may rely on them until Bank receives written notice of revocation from Borrower.

RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Authorized
to Add or
Remove
Name            Title             Signature            Signatories
__________________    ___________________    ___________________________     ☐
__________________    ___________________    ___________________________     ☐
__________________    ___________________    ___________________________     ☐
__________________    ___________________    ___________________________     ☐

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RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

RESOLVED FURTHER, that such individuals may, on behalf of Borrower:

Borrow Money. Borrow money from Bank.
Execute Loan Documents. Execute any Joan documents Bank requires.
Grant Security. Grant Bank a security interest in any of Borrower’s assets.
Negotiate Items. Negotiate or discount a11 drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.
Apply for Letters of Credit. Apply for letters of credit from Bank.
Enter Derivative Transactions. Execute spot or forward foreign exchange contracts, interest rate swap agreements, or other derivative transactions.
Issue Warrants. Issue warrants for Borrower’s capital stock.
Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effect these resolutions.

RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5.	The persons listed above are Borrower’s officers or employees with their titles and signatures sho’M1 next to their names.

By: ____________________
Name: _________________
Title: __________________

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the _________________________________of Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.

By: ____________________
Name: _________________
Title: __________________

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